Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Ambassadors International, Inc. of our report dated April 14, 2009, with respect to the consolidated financial statements and schedule of Ambassadors International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008.
1.	Registration Statement (Form S-8 No. 333-13405) pertaining to the Amended and Restated Equity Participation Plan of Ambassadors International, Inc.,

2.	Registration Statement (Form S-8 No. 333-81023) pertaining to the Amended and Restated Equity Participation Plan of Ambassadors International, Inc.,

3.	Registration Statement (Form S-8 No. 333-104280) pertaining to the Amended and Restated Equity Participation Plan of Ambassadors International, Inc.,

4.	Registration Statement (Form S-8 No. 333-129404) pertaining to the Amended and Restated Equity Participation Plan of Ambassadors International, Inc.,

5.	Registration Statement (Form S-8 No. 333-143958) pertaining to the Amended and Restated Equity Participation Plan of Ambassadors International, Inc.,

6.	Registration Statement (Form S-3/A No. 333-144999) pertaining to the registration of 1,7341,002 shares of common stock to be issued upon conversion of the 3.75% Convertible Notes due 2027.

/s/ ERNST & YOUNG
Irvine, California
April 14, 2009